Exhibit 99.1

FOR IMMEDIATE RELEASE

Borqs’ Mobile Virtual Network Operator Business Unit Awarded Commercial MVNO License

SANTA CLARA, Calif. (July 25, 2018) - Borqs Technologies, Inc. (NASDAQ: BRQS) — a global leader in embedded software, products and cloud solutions for the Internet of Things (IoT), announced today that, on July 23, 2018, Yuantel Telecommunications, its subsidiary that operates its mobile virtual network operator (MVNO) business, was awarded the official commercial MVNO license from the Ministry of Industry and Information Technology (MIIT) of the People’s Republic of China. The license is valid from July 12, 2018 until July 12, 2023. After successfully completing a four year trial period, Borqs’ MVNO Business Unit can now begin a new era in the global telecommunications market.

Since the beginning of its MVNO business, Borqs has continuously focused on innovative business models as well as developing the key technologies, such as the patented eSIM IoT SDK, to deploy IoT products to its MVNO network of customers and partners. Borqs’ MVNO business unit is the second largest in China among the licensees, as measured by the number of subscribers, settlement volume, and quality of service.

“The official commercial MVNO license is a key milestone for the Company's MVNO Business Unit as well as the Connected Solutions Business Unit. First of all, I would like to thank my team for their perseverance to drive innovation”, said Pat Chan, founder and CEO of Borqs. “We firmly believe that the MVNO opportunity in China is in the cradle stage and the opportunity is enormous. Borqs is uniquely positioned to provide the needed technologies and business models to enable our customers to deploy their IoT products in our MVNO network easily and seamlessly.”

Borqs’ strategic partnerships with Qualcomm and Intel have provided the Company with early access to the latest chipsets, enabling early time-to-market of IoT devices using these chipsets. Borqs’ broad customer base and target markets include OEMs such as Sonim and Fossil, mobile operators like AT&T and Sprint in the U.S. and Reliance Jio in India, and IoT solution providers to various vertical segments.

“The issuance of the official license is definitely a major milestone, and reflects the government’s recognition of our exploration and innovation for the MVNO business in the past four years,” said Jason Wang, President of the Connectivity Business Unit. “We will continue to strengthen our platform openness and innovation to provide differentiated products and services for IoT.”

For more information about Borqs, visit: www.borqs.com.

About Borqs: Borqs Technologies (NASDAQ: BRQS) is a global leader in software and products for IoT providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs has achieved leadership and customer recognition as an innovative end-to-end IoT solutions provider leveraging its strategic chipset partner relationships as well as its broad software and IP portfolio. BORQS designs, develops and provides turnkey solutions across device form factors such as smartphones, tablets, smartwatches, trackers, automotive in-vehicle infotainment and vertical application devices (for restaurants, payments, et al.). For more information, please visit the Borqs website (http://www.borqs.com).

Forward-Looking Statements: This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “predicts,” “seeks,” “may,” “might,” “plan,” “possible,” “should,” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements may relate to future events or future results, based on currently available information and reflect our managements’ current beliefs. Many factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements, including, without limitation, market acceptance of our products and services, competition from existing products or new products that may emerge, the implementation of our business model and strategic plans for our business and our products, estimates of our future revenue, expenses, capital requirements and our need for financing, our financial performance, and current and future government regulations, developments relating to our competitors, so the reader is advised to refer to the Risk Factors sections of the Company’s filings with the U.S. Securities and Exchange Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Borqs Contacts:

Michelle Wang, Market Communications

Email: michelle.wang@borqs.net

Sandra Dou, Investor Relations

Email: sandra.dou@borqs.net